Exhibit 10.53
TEMPORARY LEASE AGREEMENT
THIS TEMPORARY LEASE AGREEMENT (this "Temporary Lease'') is executed as of April , 2008, between Cumberland Office Park, LLC ("Landlord") and Anadarko Petroleum Corporation ("Tenant").
RECITALS:
A.Landlord and Tenant are parties to that ce1iain Agreement of Lease dated July 30, 2002 between a predecessor in interest to Landlord, as landlord and a predecessor in interest to Tenai1t, as Tenai1t, as amended (the "Existing Lease"), for premises in the building known as Granite Tower, 1099 18th Street Denver, Colorado (the "Building");
B.Tenant desires to use certain furnished space in the Building known as Suite 2010, as more particularly shown on Exhibit A hereto (the "Temporary Space") for office use on a short term basis.
C.Capitalized terms used in this Temporary Lease but not defined in this Temporary Lease have the meaning set forth for such terms in the Existing Lease.
Accordingly, Landlord and Tenant hereby agree as follows:

1.
Lease/Term. Landlord hereby leases to Tenant ai1d Tenai1t hereby leases from Landlord the Temporary Space on the terms and conditions of this Temporary Lease for a term commencing on May 1, 2008 and terminating on the "Expiration Date," which is the earlier of (a) September 30, 2008 or (b) the thirteenth day after written notice from either Landlord or Tenant to the other terminating this Temporary Lease.

2.
Rent. Tenant shall pay to Landlord rent for the Temporary Space of$12,978.21 per month, at the time and in the maimer Base Rent is payable under the Existing Lease. There shall be no obligation to pay any Additional Rent for the Temporary Space.

3.
Acceptance of Temporary Space. Tenant hereby accepts the Temporary Space in its "AS IS" condition; with all furniture included. Landlord has no obligation to make any improvements with respect thereto.

4.	Surrender. Tenant shall surrender the Temporary Space upon the Expiration Date in the same condition received with all furniture, reasonable wear ai1d tear excepted.

5.	No Parking Rights. Tenant has no rights to parking spaces in the Garage with respect to the Temporary Space.

6.
Compliance with Existing Lease. Except as modified by this Temporary Lease, all the terms and conditions of the Existing Lease shall apply to the Temporary Space and the rights ai1d obligations of Landlord and Tenant with respect thereto as though the Temporary Space was part of the Premises thereunder.

7.
Access. Tenant acknowledges and agrees that the Temporary Space will continue to be advertised and shown for rent to prospective tenants. Accordingly, Landlord and its authorized agents shall have the right to enter the Temporary Space at any time to inspect the Temporary Space or to show the Temporary Space to prospective tenants. Any entry by Landlord during business hours shall be upon reasonable notice to Tenant, which notice may be oral, provided Landlord will use reasonable efforts to minimize interference with Tenant's activities in the Temporary Space.

The undersigned have executed this Temporary Lease as of the date first above written.

LANDLORD
Cumberland Office Park, LLC, a Georgia limited liability company
By: GPI Tower, Ltd., a Texas limited partnership, its sole member
By: SF Realty, Inc., a Texas corporation, its general partner

By:	/s/ Stephanie T. Lawrence
Name: Stephanie T. Lawrence
Title: Vice President Managing Director-Denver
TENANT
Anadarko Petroleum Corporation,
a Delaware corporation

By:	/s/ John A. Frere, III
Name: John A. Frere, III
Title: Manager, Real Estate & Facilities

EXHIBIT A

SUITE 2015- FERRIS, BAKER & WATTS
SUITE 2022- CIMA ENERGEY LTD.
SUITE 2026- ANADARKO
SUITE 2010- COVENTREE
SUITE 2050- EL PASO
SUITE 2040- ALEXANDER BENEFITS

GRANITE TOWER

1099 18TH STREET DENVER COLORADO

20TH FLOOR